EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Zhongpin Inc.

        We herby consent to the use of our report dated March 8, 2007, with respect to the financial statements of Zhongpin Inc. in the Registration Statement on Form S-1 to be filed on or about April 19, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


/s/ CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
April 19, 2007